Exhibit 5.1

December 4, 2020

Jeffrey Peck, Chief Executive Officer
The Peck Company Holdings, Inc.
4050 Williston Road, #511
So. Burlington, VT 05403

Re: Shelf Registration Statement of The Peck Company Holdings, Inc. on Form S-3

Dear Mr. Peck:

We have acted as counsel to The Peck Company Holdings, Inc., a Delaware corporation (the “Company”), in connection with the filing by the Company of a Registration Statement on Form S-3 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), including (i) the Base Prospectus contained therein relating to the registration for offering and sale from time to time by the Company of an indeterminate number of shares of the Company’s Common Stock, par value $.0001 per share, with an aggregate initial offering price of up to $50,000,000 (the “Shares”) and (ii) the Sales Agreement Prospectus contained therein relating to the issuance and sale by the Company of shares of Common Stock having an aggregate offering price of up to $6,900,000 (the “ATM Shares”) under a Sales Agreement dated as of December 4, 2020, (the “Sales Agreement”) between the Company and A.G.P./Alliance Global Partners. This opinion letter is being furnished at your request in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

In our capacity as such counsel, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the registration of the Shares, and the issuance and sale of the ATM Shares as contemplated by the Sales Agreement, each as described in the Registration Statement. For purposes of this opinion letter, and except to the extent set forth in the opinions below, we have assumed that all such proceedings have been timely completed or will be timely completed in the manner presently proposed in the Registration Statement.

For purposes of issuing this opinion letter, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction as being true copies of (i) the Registration Statement, (ii) the Sales Agreement, (iii) the Certificate of Incorporation and By-laws of the Company, each as amended  (collectively, the “Governing Documents”) and (iv) such agreements, instruments, resolutions of the Board of Directors of the Company and other corporate records, and such other documents as we have deemed necessary or appropriate for the purpose of issuing this opinion letter, and we have obtained from officers and other representatives and agents of the Company and from public officials, and have relied upon, such certificates, representations and assurances as we have deemed necessary or appropriate.

Without limiting the generality of the foregoing, in our examination, we have, with your permission, assumed without independent verification:

(A)
with respect to the opinions set forth in numbered opinion paragraph 1 of this opinion letter, that (i) each agreement, instrument or other document we have reviewed or which is referenced herein has been or will be duly executed and delivered by the parties thereto to the extent due execution and delivery are prerequisites to the effectiveness thereof; (ii) any and all agreements, instruments or other documents relating to the offering, issuance or sale of the Shares, including, without limitation, any and all underwriting agreements, purchase agreements, subscription agreements, placement notices (including each placement notice under the Sales Agreement) (collectively, the “Share Documents”) have been or will be duly authorized, executed and delivered by the Company and the other parties thereto; (iii) the obligations of each party set forth in the Share Documents are or will be its valid and binding obligations, enforceable in accordance with their respective terms; (iv) no Shares  have been or will be offered, issued or sold in violation or breach of, nor will any such offering, issuance or sale result in a default under, any agreement or instrument that is binding upon the Company or any requirement or restriction imposed by any governmental or regulatory agency, authority or body; (v) the Company has taken or will take all corporate action required in connection with the authorization, offering, issuance and sale of any Shares, and all Shares  have been or will be offered, issued and sold, in compliance with all applicable laws, the Governing Documents and the relevant Share  Documents in effect at all relevant times, and any and all certificates evidencing Shares are or will be properly signed, registered and delivered, as necessary, in accordance with all applicable laws, the Governing Documents and the relevant Share Documents (collectively, “Corporate Proceedings”); and (vi) after any issuance of Common Shares, the total number of issued and outstanding shares of Common Stock, together with the total number of shares of Common Stock then reserved for issuance or obligated to be issued by the Company pursuant to any agreement, arrangement, or otherwise, will not exceed the total number of shares of Common Stock then authorized under the Company’s Certificate of of Incorporation;

(B)
with respect to the opinion set forth in numbered opinion paragraph 2 of this opinion letter, that (i) the obligations of each party set forth in the Sales Agreement are its valid and binding obligations, enforceable in accordance with their terms; (ii) no ATM Shares have been or will be offered, issued or sold in violation or breach of, nor will any such offering, issuance or sale result in a default under, any agreement or instrument that is binding upon the Company or any requirement or restriction imposed by any governmental or regulatory agency, authority or body; and (iii) after any issuance of the ATM Shares, the total number of issued and outstanding shares of Common Stock, together with the total number of shares of Common Stock then reserved for issuance or obligated to be issued by the Company pursuant to any agreement or arrangement or otherwise, will not exceed the total number of shares of Common Stock then authorized under the Company’s Certificate of Incorporation; and

(C)
with respect to all opinions set forth in this opinion letter, that (i) the statements of fact and representations and warranties set forth in the documents we have reviewed, including the Sales Agreement, are, and in the Share Documents at all relevant times will be, true and correct as to factual matters; (ii) each natural person executing a document has or will have sufficient legal capacity to do so; (iii) all documents submitted to us as originals are authentic, the signatures on all documents that we have examined are genuine, and all documents submitted to us as certified, conformed, photostatic, electronic or facsimile copies conform to the original documents; and (iv) all corporate records made available to us by the Company, and all public records we have reviewed, are accurate and complete.

Based on the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that:

1.
If and when all Corporate Proceedings have been taken and completed in respect of any offering, issuance or sale of Shares, and to the extent such Shares have been issued in accordance with all applicable terms and conditions set forth in the relevant Share Documents, including payment in full of all consideration required therefor as authorized by such Corporate Proceedings and prescribed by such Share  Documents, such Shares will be duly authorized, validly issued, fully paid and non-assessable.

2.
If, when and to the extent any ATM Shares are issued in accordance with the terms of, and in the manner contemplated by, the Sales Agreement, including payment in full to the Company of the consideration for such ATM Shares as required thereunder, and in accordance with the proceedings described in, and in the manner contemplated by, the Registration Statement, such ATM Shares will be validly issued, fully paid and nonassessable.

The Opinions set forth above are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws relating to or affecting the rights of creditors; (ii) the effect of general principles of equity (including without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief and other equitable remedies), regardless of whether considered in a proceeding at law or in equity; (iii) the effect of public policy considerations that may limit the rights of the parties to obtain further remedies; (iv) we express no opinion with respect to the enforceability of provisions relating to choice of law, choice of venue, jurisdiction or waivers of jury trial, and (v) we express no opinion with respect to the enforceability of any waiver of any usury defense.

Our opinion is rendered as of the date hereof, and we assume no obligation to advise you of changes in law or fact (or the effect thereof on the opinions expressed herein) that hereafter may come to our attention.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related Prospectus and any Prospectus Supplement under the caption “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Very truly yours,

s/Merritt & Merritt